NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE 1933 ACT) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DEBT CONVERSION AGREEMENT

TO: MCKEA Holdings, LLC

FROM: Cross Click Media, Inc. (the “Company”)

PURCHASE OF SHARES

1. Subscription

1.1. On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the “Subscriber”) hereby irrevocably agrees to convert the entire amount of principal and accrued interest due held by Subscriber in the aggregate amount of $198,653.74, and as more specifically described in Exhibit 1 hereto (the “Debt”) into shares of Class B Convertible Preferred Stock of the Company (such subscription and agreement to convert being the “Subscription”), for an aggregate of 1,000,000 shares of Class B Convertible Preferred Stock of the Company (the “Shares”). The features of the Class B Convertible Preferred Stock are contained in the Certificate of Designation for the creation of the Class B Convertible Stock, which has been delivered to, and approved by, Subscriber.

1.2. On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to issue the Shares to the Subscriber in exchange for and upon the conversion of the Debt. The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Subscription Agreement, all amounts outstanding under the Debt, including unpaid principal and any accrued interest will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Debt and any prior or related obligation or agreement. Subscriber agrees to indemnify and hold harmless the Company for any loss, liability, claim, damage, or expense arising from or in connection with any claim relating to or arising out of any portion of the Debt.

1.3. Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

2. Payment

2.1. The Subscriber agrees to convert the Debt into Shares of the Company as provided herein.

3. Documents Required from Subscriber

3.1. The Subscriber must complete, sign and return to the Company the following documents:

(a) Two (2) executed copies of this Subscription Agreement; and

(b) An Accredited Investor Questionnaire or Non-US Person Subscriber Questionnaire in the form attached as Exhibit A (the “Questionnaire”);

3.2. The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

4. Closing

4.1. Closing of the transactions contemplated by this Subscription Agreement shall occur on such date as may be mutually agreed by the Company and Subscriber (the “Closing Date”).

5. Acknowledgements and Agreements of Subscriber

5.1 The Subscriber acknowledges and agrees that:

(a) the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale;

(b) Other than as contemplated herein, the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c) By completing the Questionnaire, the Subscriber is representing and warranting that the Subscriber is an accredited investor as the term is defined in Rule 501 of Regulation D or a non-“U.S. person,” as defined in Regulation S under the Securities Act.;

(d) The decision to execute this Subscription Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(e) The Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(f) The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(g) The Company is entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Questionnaire and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement or the Questionnaire;

(h) The Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Subscription Agreement, the Questionnaire or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

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(i) The Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with: (i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and (ii) applicable resale restrictions;

(j) Neither the Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Shares;

(k) No documents in connection with the sale of the Shares hereunder have been reviewed by the Commission or any state securities administrators;

(l) There is no government or other insurance covering any of the Shares;

(m) This Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6. Representations, Warranties and Covenants of the Subscriber

6.1. The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) It has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(b) The entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if the Subscriber is a corporate entity, the documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c) The Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(d) The Subscriber has received and carefully read this Subscription Agreement;

(e) The Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement;

(f) The Subscriber is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws;

(g) The Subscriber is acquiring the Shares as principal for investment only and not with a view to resale or distribution;

(h) The Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(i) The Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Shares and the Company;

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(j) The Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(k) The Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement and the Questionnaire and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(l) The Subscriber (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(m) The Subscriber understands and agrees that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale;

(n) By completing the Questionnaire, the Subscriber is representing and warranting that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the 1933 Act or a non-“U.S. person,” as defined in Regulation S under the Securities Act;

(o) All information contained in the Questionnaire is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Shares;

(p) The Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(q) The Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(r) The Subscriber acknowledges and agrees that the Company shall not consider the Subscriber's Subscription for acceptance unless the undersigned provides to the Company, along with an executed copy of this Subscription Agreement: (i) a fully completed and executed Questionnaire in the form attached hereto as Exhibit A, and (ii) such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber's qualification as a qualified investor.

(s) The Subscriber is the lawful owner of each listed component of the Debt, as specified on Exhibit 1 hereto, either originally or by lawful assignment thereof, and has the full legal authority to release, convert, or otherwise discharge all obligations of the Company with regard to the Debt and all individually listed components thereof.

7. Representations and Warranties Will be relied upon by the Company

7.1. The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the acquisition by the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such securities.

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8. Resale Restrictions

8.1. The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that none of the Shares have been registered under the Securities Act or the securities laws of any state of the United States. None of the Shares may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

9. Acknowledgement and Waiver

9.1. The Subscriber has acknowledged that the decision to acquire the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

10. Legending and Registration of Subject Securities

10.1. The Subscriber hereby acknowledges that a legend may be placed on the certificates representing the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

10.2. The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

11. Governing Law

11.1. This Subscription Agreement is governed by the laws of the State of Nevada.

12. Survival

12.1. This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

13. Assignment

13.1. This Subscription Agreement is not transferable or assignable.

14. Severability

14.1. The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

15. Entire Agreement

15.1. Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16. Counterparts and Electronic Means

16.1. This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

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IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

MCKEA Holdings, LLC

By: /s/ Kristine L. Ault

P.O. Box 3587

(Address of Subscriber)

Tustin, CA 92781

(City, State or Province, Postal Code of Subscriber)

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ACCEPTANCE

The foregoing Subscription Agreement is hereby accepted by Cross Click Media, Inc.

DATED the 6th day of October, 2014.

Cross Click Media, Inc.

By: /s/ Gary R. Gottlieb

Authorized Signatory

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EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by the Subscriber who has indicated an interest in purchasing the Shares to be issued by Cross Click Media, Inc. (the "Company"). The purpose of this Questionnaire is to assure the Company that the Subscriber will meet the standards imposed by the United States Securities Act of 1933 (the "1933 Act") and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, the Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of an exemption from registration in connection with the sale of the Securities hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Subscriber satisfies)

____ Category 1 An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

KA Category 2 A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000 excluding the value of the person’s primary residence;

____ Category 3 A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ Category 4 A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

____ Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

____ Category 6 A director or executive officer of the Company;

____ Category 7 A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

____ Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that the Subscriber claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 6th day of October, 2014.

MCKEA Holdings, LLC

By: /s/ Kristine L. Ault

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Non-U.S. Person SUBSCRIBER QUESTIONNAIRE

(all Subscribers who are not a U.S. Person must INITIAL this section):

Initial_______	The Investor is not a “U.S. Person” as defined in Regulation S; and specifically the Subscriber is not:
A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);
B.	a partnership or corporation organized or incorporated under the laws of the United States;
C.	an estate of which any executor or administrator is a U.S. Person;
D.	a trust of which any trustee is a U.S. Person;
E.	an agency or branch of a foreign entity located in the United States;
F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or
H.	a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.
And, in addition:
I.	the Subscriber was not offered the Shares in the United States;
J.	at the time the buy-order for the Shares was originated, the Subscriber was outside the United States; and
K.	the Subscriber is purchasing the Shares for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the Shares has not been pre-arranged with a purchaser in the United States.

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EXHIBIT 1

DEBT CONVERTED

54,810.48	Co-Signer.com Loans Payable to MCKEA Holdings, LLC
19,625.32	CrossClick Media, Inc. Loans Payable to MCKEA Holdings, LLC
(541.24)	CrossClick Media, Inc. Accounts Payable to MCKEA Holdings, LLC
3,563.00	CrossClick Media, Inc. Accounts Payable - Gary Patterson, Consultant
5,100.00	CrossClick Media, Inc. Loan Payable - Anastasia Ault
35,087.70	Co-Signer.com, Inc. - Accounts Payable - Imagine Media Group, LLC
8,950.00	Co-Signer.com, Inc. - Accounts Payable - Jon Johnston, Consultant
2,000.00	Co-Signer.com, Inc. - Accounts Payable - Lew Graham, Consultant
24,320.48	Co-Signer.com, Inc. - Accounts Payable - MCKEA Holdings, LLC
12,193.00	Co-Signer.com, Inc. - Accounts Payable - Pacific Premier Law Group (The Law Offices of Arash Shirdel, Inc.)
26,800.00	Co-Signer.com, Inc. - Accounts Payable - Robert Hendrickson, Consultant
6,745.00	Payments by MCKEA Holdings, LLC on behalf of CrossClick Media, Inc.

$198,653.74	Total

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